UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2020

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

001-9610	001-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(IRS Employer Identification No.)	(IRS Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428	Carnival House, 100 Harbour Parade Southampton SO15 1ST, United Kingdom
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

(305) 599-2600	011 44 23 8065 5000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

None	None
(Former name or former address, if changed since last report.)	(Former name, former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CCL	New York Stock Exchange, Inc.
Ordinary Shares each represented by American Depository Shares ($1.66 par value) Special Voting Share, GBP 1.00 par value and Trust Shares of beneficial interest in the P&O Princess Special Voting Trust
	CUK	New York Stock Exchange, Inc.
1.625% Senior Notes due 2021	CCL21	New York Stock Exchange LLC
1.875% Senior Notes due 2022	CUK22	New York Stock Exchange LLC
1.000% Senior Notes due 2029	CUK29	New York Stock Exchange LLC

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter).

Emerging growth companies ☐

If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

On September 15, 2020, Carnival Corporation & plc (the "company") disclosed summary preliminary financial information for the quarter ended August 31, 2020. The information set forth in Item 7.01 below concerning the quarter ended August 31, 2020 is incorporated herein.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

The company is furnishing this Form 8-K to provide a business update.

THIRD QUARTER 2020 SUMMARY PRELIMINARY FINANCIAL INFORMATION

•U.S. GAAP net loss of $(2.9) billion for the third quarter of 2020, which includes $0.9 billion of non-cash impairment charges.
•Third quarter 2020 adjusted net loss of $(1.7) billion.
•Cash burn rate in the third quarter 2020 and the expected rate for the fourth quarter are both in line with the previously disclosed expectation.
•Third quarter 2020 ended with $8.2 billion of cash and cash equivalents. The company expects to further enhance future liquidity, opportunistically.
•Costa successfully resumed guest cruise operations on September 6, 2020.
•AIDA has announced plans to restart guest cruise operations during the fall 2020.
•A total of 18 less efficient ships have left or are expected to leave the fleet, representing approximately 12 percent of pre-pause capacity and only three percent of operating income in 2019.
•Cumulative advanced bookings for the second half of 2021 capacity currently available for sale are at the higher end of the historical range, despite minimal advertising or marketing.

Carnival Corporation & plc President and Chief Executive Officer Arnold Donald noted, "Just six months after we paused cruise operations across our global fleet, this past weekend, we successfully completed our first seven day cruise on our Italian brand Costa. Soon a second of our nine World's Leading Cruise Lines' brands will resume guest operations, our German sourced brand AIDA. Our business relies solely on leisure travel which we believe has historically proven to be far more resilient than business travel and cannot be easily replaced with video conferencing and other means of technology. Our portfolio includes many regional brands which clearly position us well for a staggered return to service in the current environment.

We continue to take aggressive action to emerge a leaner more efficient company. We are accelerating the exit of 18 less efficient ships from our fleet. This will generate a 12% reduction in capacity and a structurally lower cost base, while retaining the most cash generative assets in our portfolio.

With two thirds of our guests repeat cruisers each year, we believe the reduction in capacity leaves us well positioned to take advantage of the proven resiliency of, and the pent up demand for cruise travel - as evidenced by our being at the higher end of historical booking curves for the second half of 2021.

We will emerge with a more efficient fleet, with a stretched out newbuild order book and having paused new ship orders, leaving us with no deliveries in 2024 and only one delivery in 2025, allowing us to pay down debt and create increasing value for our shareholders.”

Resumption of Guest Operations

In the face of the global impact of COVID-19, the company paused its guest cruise operations in mid-March. The company resumed limited guest operations on September 6, 2020, with Costa Cruises' ("Costa") successful voyage visiting five destinations in Italy. The company plans to continue the limited resumption of its guest cruise operations with additional Costa ships over September and October, as well as with AIDA Cruises' ("AIDA") during the fall 2020. These brands are beginning the company's anticipated gradual, phased-in resumption of guest cruise operations. The initial cruises will continue to take place with adjusted passenger capacity and enhanced health protocols developed with government and health authorities, and guidance from our roster of medical and scientific experts.

Other brands and ships are expected to return to service over time to provide guests with unmatched joyful vacations in a manner consistent with the company's highest priorities, which are compliance, environmental protection and the health, safety and well-being of its guests, crew, shoreside employees and the people in the communities its ships visit. Many of the company's brands source the majority of their guests from the geographical region in which they operate. In the current environment, the company believes this will benefit it in resuming guest cruise operations.

Costa and AIDA

Costa successfully restarted guest cruise operations with one initial ship, Costa Deliziosa, sailing from Italian Ports on September 6, 2020, and is expected to be followed by an additional ship, Costa Diadema, departing from Genoa beginning September 19, 2020. After the September restart with these two ships exclusively for Italian guests, Costa expects to gradually increase the number of ships that will resume operations, offering cruises for residents in Europe. AIDA expects to resume its guest cruise operations during the fall 2020 with sailings in the Canary Islands and the western Mediterranean.

Health and Safety Protocols
Working with global and national health authorities and medical experts, Costa and AIDA have a comprehensive set of health and hygiene protocols to help facilitate a safe and healthy return to cruise vacations. Both brands are providing guests with detailed information about enhanced protocols, which are modeled after shoreside health and mitigation guidelines as provided by each brand's respective country, and approved by the flag state, Italy. Protocols will be updated based on evolving scientific and medical knowledge related to mitigation strategies.

Costa is the first cruise company to earn the Biosafety Trust Certification from RINA. The certification process examined all aspects of life onboard and ashore and assessed the compliance of the system with procedures aimed at the prevention and control of infections. Costa's comprehensive set of measures and procedures implemented on Costa Deliziosa cover key areas such as crew health and safety, the booking process, guest activities, entertainment and dining, and medical care on board, as well as pre-boarding, embarkation and disembarkation operations, which includes testing for all guests prior to embarkation.

More broadly, as the understanding of COVID-19 continues to evolve, the company has been working with a number of world-leading public health, epidemiological and policy experts to support its ongoing efforts with enhanced protocols and procedures for the return of cruise vacations. These advisors will continue to provide guidance based on the latest scientific evidence and best practices for protection and mitigation.

Optimizing the Future Fleet

The company expects future capacity to be moderated by the phased re-entry of its ships, the removal of capacity from its fleet and delays in new ship deliveries. Since the pause in guest operations, the company has accelerated the removal of ships in fiscal 2020 which were previously expected to be sold over the ensuing years. The company now expects to dispose of 18 ships, eight of which have already left the fleet. In total, the 18 ships represent approximately 12 percent of pre-pause capacity and only three percent of operating income in 2019. The sale of less efficient ships will result in future operating expense efficiencies of approximately two percent per available lower berth day ("ALBD") and a reduction in fuel consumption of approximately one percent per ALBD. The company expects only two of the four ships originally scheduled for delivery in 2020, following the start of the pause, to be delivered prior to the end of fiscal 2020. The company currently expects only five of the nine ships originally scheduled for delivery in fiscal 2020 and 2021 to be delivered prior to the end of fiscal year 2021. The company currently expects 9 cruise ships and 2 smaller expedition ships of the 13 ships originally scheduled for delivery prior to the end of fiscal year 2022 to be delivered by then.

Based on the actions taken to date and the scheduled newbuild deliveries through 2022, the company's fleet will be more efficient with a roughly 13 percent larger average berth size and an average age of 12 years in 2022 versus 13 years, in each case as compared to 2019.

Update on Bookings

While the company believes bookings in the first half of 2021 reflect expectations of the phased resumption of its guest cruise operations and anticipated itinerary changes, as of August 31, 2020, cumulative advanced bookings for the second half of 2021 capacity currently available for sale are at the higher end of the historical range and similar to where booking positions were in 2018 for the second half of 2019. The company believes this demonstrates the long-term potential demand for cruising. Pricing on these bookings are lower by mid-single digits versus the second half of 2019, on a comparable basis, reflecting the effect of future cruise credits ("FCC") from previously cancelled cruises being applied. The company continues to take bookings for both 2021 and 2022.

The company is providing flexibility to guests with bookings on sailings cancelled by allowing guests to receive enhanced FCCs or elect to receive refunds in cash. Enhanced FCCs increase the value of the guest's original booking or provide incremental onboard credits. As of August 31, 2020, approximately 45 percent of guests affected by the company's schedule changes have received enhanced FCCs and approximately 55 percent have requested refunds.

Total customer deposits balance at August 31, 2020, was $2.4 billion, the majority of which are FCCs, compared to total customer deposits balance of $2.9 billion at May 31, 2020. The decline in customer deposits is consistent with previous expectations. As of August 31, 2020, the current portion of customer deposits was $2.1 billion with $0.1 billion relating to fourth quarter sailings. Approximately 55 percent of bookings taken during the quarter ending August 31, 2020 were new bookings, as opposed to FCC re-bookings, despite minimal advertising or marketing.

Increasing Liquidity

Carnival Corporation & plc Chief Financial Officer and Chief Accounting Officer David Bernstein noted, "We have over $8 billion of available cash and additional financing alternatives to opportunistically further improve our liquidity profile. We have recently begun to optimize our capital structure with the early extinguishment of debt on favorable economic terms and the extension of debt maturities. Once we fully resume guest cruise operations, we expect our cash flow potential will build a path to further strengthen our balance sheet and return us to an investment grade credit rating over time.”

Due to the pause in guest operations, the company has taken significant actions to preserve cash and secure additional financing to increase its liquidity. Since March, the company has raised nearly $12 billion through a series of financing transactions, including the following transactions that occurred during the third quarter:

•Borrowed an aggregate principal amount of $2.8 billion in two tranches under a first priority senior secured term loan facility on June 30, 2020
•Issued $1.3 billion aggregate principal amount of second priority senior secured notes in two tranches on July 20, 2020
•Entered into Debt Holiday amendments, deferring certain principal repayments otherwise due through March 2021. (Certain export credit agencies have offered a 12-month debt amortization and financial covenant holiday (“Debt Holiday”))
•Completed a registered direct offering of 99 million shares of its common stock and used the proceeds to repurchase $886 million of its 5.75% Convertible Senior Notes due 2023 on August 10, 2020
•Issued $900 million aggregate principal amount of second priority senior secured notes on August 18, 2020

As of August 31, 2020, the company has a total of $8.2 billion of cash and cash equivalents.

Currently, the company is unable to predict when the entire fleet will return to normal operations, and as a result, unable to provide an earnings forecast. The pause in guest operations continues to have a material negative impact on all aspects of the company's business, including the company’s liquidity, financial position and results of operations. The company expects a net loss on both a U.S. GAAP and adjusted basis for the quarter and year ending November 30, 2020.

The company's monthly average cash burn rate for the third quarter 2020 was $770 million, which was in line with the anticipated monthly cash burn rate. The company expects the monthly average cash burn rate for the fourth quarter of 2020 to be approximately $530 million. This results in an average monthly burn rate for the second half of the year of $650 million as previously disclosed. This rate includes approximately $250 million of ongoing ship operating and administrative expenses, working capital changes (excluding changes in customer deposits and reserves for credit card processors), interest expense and committed capital expenditures (net of committed export credit facilities) and also excludes scheduled debt maturities. The company continues to explore opportunities to further reduce its monthly cash burn rate.

The company estimates non-newbuild capital expenditures during the fourth quarter of 2020 to be approximately $130 million. The company's scheduled debt maturities are as follows:

(in billions)	4Q 2020	1Q 2021	2Q 2021		3Q 2021	4Q 2021
Principal Payments (a)	$1.0	$0.5	$0.3	(b)	$0.6	$0.2	(b)

(a)Excluding the Revolving Facility. As of May 31, 2020, borrowings under the Revolving Facility were $3.0 billion, which were drawn in March 2020 for an initial term of six months. We may re-borrow such amounts subject to satisfaction of the conditions in the Revolving Facility Agreement.
(b)The company has principal balance of $0.5 billion and $0.8 billion of debt, otherwise due through 2032, for which covenant waivers expire during the second quarter 2021 and fourth quarter 2021, respectively. The company is working on extending these covenant waivers. If the covenant waiver extensions are not received, the company would be required to prepay the outstanding principal balance.

Cautionary Note Concerning Factors That May Affect Future Results

Carnival Corporation and Carnival plc and their respective subsidiaries are referred to collectively in this document as “Carnival Corporation & plc,” “our,” “us” and “we.” Some of the statements, estimates or projections contained in this document are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to us, including some statements concerning future results, operations, outlooks, plans, goals, reputation, cash flows, liquidity and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and the beliefs and assumptions of our management. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms.
Forward-looking statements include those statements that relate to our outlook and financial position including, but not limited to, statements regarding:

•Net revenue yields	•Estimates of ship depreciable lives and residual values
•Booking levels	•Goodwill, ship and trademark fair values
•Pricing and occupancy	•Liquidity
•Interest, tax and fuel expenses	•Adjusted earnings per share
•Currency exchange rates	•Impact of the COVID-19 coronavirus global pandemic on our financial condition and results of operations
•Net cruise costs, excluding fuel per available lower berth day
Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by our forward-looking statements. This note contains important cautionary statements of the known factors that we consider could materially affect the accuracy of our forward looking statements and adversely affect our business, results of operations and financial position. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following:
•COVID-19 has had, and is expected to continue to have, a significant impact on our financial condition and operations, which impacts our ability to obtain acceptable financing to fund resulting reductions in cash from operations. The current, and uncertain future, impact of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), is expected to continue to impact our results, operations, outlooks, plans, goals, growth, reputation, litigation, cash flows, liquidity, and stock price
•As a result of the COVID-19 outbreak, we may be out of compliance with a maintenance covenant in certain of our debt facilities, for which we have waivers for the period through March 31, 2021 with the next testing date of May 31, 2021
•World events impacting the ability or desire of people to travel may lead to a decline in demand for cruises
•Incidents concerning our ships, guests or the cruise vacation industry as well as adverse weather conditions and other natural disasters may impact the satisfaction of our guests and crew and lead to reputational damage
•Changes in and non-compliance with laws and regulations under which we operate, such as those relating to health, environment, safety and security, data privacy and protection, anti-corruption, economic sanctions, trade protection and tax may lead to litigation, enforcement actions, fines, penalties, and reputational damage
•Breaches in data security and lapses in data privacy as well as disruptions and other damages to our principal offices, information technology operations and system networks, including the recent ransomware incident, and failure to keep pace with developments in technology may adversely impact our business operations, the satisfaction of our guests and crew and lead to reputational damage
•Ability to recruit, develop and retain qualified shipboard personnel who live away from home for extended periods of time may adversely impact our business operations, guest services and satisfaction
•Increases in fuel prices, changes in the types of fuel consumed and availability of fuel supply may adversely impact our scheduled itineraries and costs
•Fluctuations in foreign currency exchange rates may adversely impact our financial results
•Overcapacity and competition in the cruise and land-based vacation industry may lead to a decline in our cruise sales, pricing and destination options
•Geographic regions in which we try to expand our business may be slow to develop or ultimately not develop how we expect

•Inability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments may adversely impact our business operations and the satisfaction of our guests

The ordering of the risk factors set forth above is not intended to reflect our indication of priority or likelihood.
Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

CARNIVAL CORPORATION & PLC
NON-GAAP FINANCIAL MEASURES

	Three Months Ended August 31,		Nine Months Ended August 31,
(in millions)	2020	2019	2020	2019
Net income (loss)
U.S. GAAP net income (loss)	$(2,858)	$1,780	$(8,014)	$2,567
(Gains) losses on ship sales and impairments	937	14	3,819	—
Restructuring expenses	3	—	42	—
Other	220	25	223	47
Adjusted net income (loss)	$(1,699)	$1,819	$(3,930)	$2,614

Explanations of Non-GAAP Financial Measures

Non-GAAP Financial Measures

We use adjusted net income as a non-GAAP financial measure of our cruise segments’ and the company’s financial performance. This non-GAAP financial measure is provided along with U.S. GAAP net income (loss).

We believe that gains and losses on ship sales, impairment charges, restructuring costs and other gains and losses are not part of our core operating business and are not an indication of our future earnings performance. Therefore, we believe it is more meaningful for these items to be excluded from our net income (loss), and accordingly, we present adjusted net income excluding these items.

The presentation of our non-GAAP financial information is not intended to be considered in isolation from, as substitute for, or superior to the financial information prepared in accordance with U.S. GAAP. It is possible that our non-GAAP financial measures may not be exactly comparable to the like-kind information presented by other companies, which is a potential risk associated with using these measures to compare us to other companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION		CARNIVAL PLC

By:	/s/ David Bernstein	By:	/s/ David Bernstein
Name:	David Bernstein	Name:	David Bernstein
Title:	Chief Financial Officer and Chief Accounting Officer	Title:	Chief Financial Officer and Chief Accounting Officer

Date:	September 15, 2020	Date:	September 15, 2020